                                                                     EXHIBIT 1.1



                          RENTAL SERVICE CORPORATION

                                  $200,000,000

                     9% SENIOR SUBORDINATED NOTES DUE 2008

                               PURCHASE AGREEMENT
                               ------------------

                                                                     May 8, 1998

BT Alex. Brown Incorporated
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
William Blair & Company

     c/o BT Alex. Brown Incorporated
     One Bankers Trust Plaza
     130 Liberty Street
     New York, New York 10006

Ladies and Gentlemen:

          Rental Service Corporation (the "Company"), a Delaware corporation,
                                           -------
and the Guarantors (as defined) hereby confirm their agreement with you (the "Initial Purchasers"), as set forth below.
-------------------

          1.  The Securities.  Subject to the terms and conditions herein
              --------------
contained, the Company proposes to issue and sell to the Initial Purchasers $200,000,000 aggregate principal amount of the Company's 9% Senior Subordinated Notes due 2008 (the "Notes"). The Notes will be guaranteed (collectively, the
                     -----
"Guarantees") on a senior subordinated basis by each of RSC Acquisition Corp.,
-----------
RSC Holdings, Inc., RSC Alabama, Inc., RSC Center, Inc., RSC Rents, Inc., RSC Duval, Inc., RSC Industrial Corporation and Walker Jones Equipment, Inc. (each, a "Subsidiary" and collectively, the "Subsidiaries", and together with any
   ----------                         ------------
subsidiary that in the future executes a supplemental indenture pursuant to which such subsidiary agrees to guarantee the Notes, the "Guarantors"). The
                                                          ----------
Notes and the Guarantees are collectively referred to herein as the "Securities". The Securities are to be issued under an indenture (the
 ----------
"Indenture") dated as of May 8, 1998 by and among the Company, the Guarantors
 ---------
and Norwest Bank Minnesota, N.A., as trustee (the "Trustee").
                                                   -------

          The Securities will be offered and sold to you without being registered under the Securities Act of 1933, as amended (the "Act"), in reliance
                                                              ---
on exemptions therefrom.

          In connection with the issuance and sale of the Securities, the Company has prepared a preliminary offering memorandum dated April 22, 1998 (the "Preliminary Memorandum") and a final offering memorandum dated May 8, 1998 (the
 ----------------------
"Final
 -----

Memorandum", and the Preliminary Memorandum and the Final Memorandum each herein
----------
being referred to as a "Memorandum"), copies of which have been delivered to
                        ----------
you.

          The Company understands that the Initial Purchasers propose to make an offering of the Notes only on the terms and in the manner set forth in the Final Memorandum and Section 8 hereof as soon as the Initial Purchasers deem advisable after this Agreement has been executed and delivered, to persons in the United States whom the Initial Purchasers reasonably believe to be qualified institutional buyers ("Qualified Institutional Buyers" or "QIBs") as defined in
                       ------------------------------      ----
Rule 144A under the Act, as such rule may be amended from time to time ("Rule
                                                                         ----
144A") and outside the United States to certain persons in reliance on
----
Regulation S under the Act.

          The Initial Purchasers and their direct and indirect transferees of the Securities will be entitled to the benefits of the Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the
                                                        ---------
"Registration Rights Agreement"), pursuant to which the Company and the
---------------------------------
Guarantors will agree, among other things, to file a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the
 ----------------------
"Commission") registering the Exchange Notes (as defined in the Registration
-----------
Rights Agreement) under the Act.

          2.  Representations and Warranties of the Company and the Guarantors.
              ----------------------------------------------------------------
The Company and each of the Guarantors, subject to the limit on maximum liability contained in the Guarantees, jointly and severally, represents and warrants to the Initial Purchasers that:

          (a) Neither the Final Memorandum nor any amendment or supplement thereto as of the date thereof and as of the Closing Date (as defined in Section 3 below) contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use in the Preliminary Memorandum, the Final Memorandum or any amendment or supplement thereto.

          (b) As of May 8, 1998, the Company had the authorized, issued and outstanding consolidated capitalization set forth under the heading "Capitalization" in the Final Memorandum; all of the outstanding shares of capital stock of the Company and each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; the Company owns, directly or indirectly, all of the outstanding shares of capital stock of each of the Subsidiaries and all such shares are owned free and clear of all liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Act and the securities or "Blue Sky" laws of certain jurisdictions) or voting, except as set forth in the Final Memorandum; the Subsidiaries constitute all of the subsidiaries of the Company as of the date hereof; except as set forth in the Final

     Memorandum, there are no (i) options, warrants or other rights to purchase from the Company or any Subsidiary, (ii) agreements or other obligations of the Company or any of the Subsidiaries to issue or (iii) other rights obligating the Company or any Subsidiary to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company or any of the Subsidiaries outstanding. Except for the Company's direct and indirect interests in the Subsidiaries and Cash Equivalents (as such term is defined in the Final Memorandum), the Company does not own, directly or indirectly, any shares of capital stock or any other equity or long-term debt securities or have any equity interest in any firm, partnership, joint venture or other entity, other than as described in the Final Memorandum.

          (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Final Memorandum and is duly qualified to transact business as a foreign corporation under the laws of, and is in good standing in, each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the management, business, condition (financial or otherwise), prospects or results of operations of the Company and the Subsidiaries, taken as a whole (any such event, a "Material Adverse
                                                                ----------------
     Effect"); and the Company has not received any written notice of any
     ------
     proceeding instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

          (d) Each Subsidiary has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Final Memorandum and is duly qualified to transact business as a foreign corporation under the laws of, and is in good standing in, each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect; and the Company has not received any written notice of any proceeding instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

          (e) Each of the Company and the Guarantors has requisite corporate power and authority to execute, deliver and perform each of its obligations under the Notes, the Exchange Notes, any Private Exchange Notes (each as defined in the Registration Rights Agreement and the Indenture) and the Guarantees. The Notes, the Exchange Notes and the Private Exchange Notes, when issued, will be substantially in the form contemplated by the Indenture. The Notes, the Exchange Notes and any Private Exchange Notes have each been duly and validly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and, in the case of the Notes, when delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Company (assuming the due authorization, execution and delivery of the Indenture by the Trustee and the due authorization and delivery of the Notes by the Trustee in accordance with the Indenture), entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law).

          (f) The Guarantees have been duly and validly authorized by each Guarantor, and when executed and delivered by such Guarantor, will constitute the valid and legally binding obligations of such Guarantor, entitled to the benefits of the Indenture, enforceable against each of them in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law).

          (g) Each of the Company and the Guarantors has requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the "TIA"). The Indenture has
                                                       ---
     been duly and validly authorized by each of the Company and the Guarantors and, when executed and delivered in accordance with its terms (assuming the due authorization, execution and delivery by the Trustee), will have been duly executed and delivered and will constitute a valid and legally binding agreement of each of the Company and the Guarantors, enforceable against each of them in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

          (h) Each of the Company and the Guarantors has all requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by each of the Company and the Guarantors and, when executed and delivered by the Company and each of the Guarantors (assuming due authorization, execution and delivery by the other parties thereto), will have been duly executed and delivered and will constitute a valid and legally binding agreement of each of the Company and the Guarantors, enforceable against each of them in accordance with its terms, except that
     (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

          (i) Each of the Company and the Guarantors has requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by the Company and the Guarantors of the transactions contemplated hereby have been duly and validly authorized by each of the Company and the Guar antors. This Agreement has been duly executed and delivered by each of the Company and the Guarantors and constitutes a valid and legally binding agreement of each of the Company and the Guarantors, enforceable against each of them in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

          (j) The execution and delivery by the Company and the Guarantors of, and the performance by the Company and the Guarantors of their obligations under, this Agreement, the Indenture, the Notes, the Guarantees, the Exchange Notes, the Private Exchange Notes and the Registration Rights Agreement, the consummation of the transactions contemplated hereby and thereby, and the fulfillment of the terms hereof and thereof, will not result in the breach or violation of or constitute a default under (i) any statute, rule or regulation applicable to the Company or the Guarantors,
     (ii) the certificate of incorporation or bylaws of the Company or the Guarantors, (iii) any other agreement or instrument binding upon the Company or any of the Subsidiaries that is material to the Company and the Subsidiaries, taken as a whole, or (iv) any judgment, order or decree binding on the Company or any subsidiary of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except for any breach, violation or default which, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company and the Guarantors of their obligations under this Agreement, except (i) have been obtained or made, (ii) such as may be required by the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), securities, (iii) Blue Sky laws in connection with the offer and sale of the Shares and clearance with the National Association of Securities Dealers, Inc. ("NASD") or (iv) such as may be required under the TIA.

          (k) There are no (i) legal or governmental proceedings pending or to the Company's knowledge threatened to which the Company or any of the Subsidiaries is a party or to which any of the properties of the Company or any of the Subsidiaries is subject which would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum, other than proceedings that, if decided adversely to the Company or such Subsidiaries, would not reasonably be expected to have a Material Adverse Effect, or a material adverse effect on the power or ability of the Company to perform its obligations under this Agreement or
     (ii) material documents relating to the Company or any of the Subsidiaries which would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum.

          (l) Each of the Company and the Subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Final Memorandum, except to the extent that the failure to obtain or file would not reasonably be expected to have a Material Adverse Effect.

          (m) The Company is not and, after giving effect to the offering of the Notes and the application of the proceeds thereof as described in the Final Memorandum, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (n) The Company and the Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (o) Neither the Company nor any of the Subsidiaries is in violation of its certificate of incorporation or bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties or assets may be bound, except for such defaults as singly or in the aggregate do not and will not reasonably be expected to have a Material Adverse Effect.

          (p) The Company and the Subsidiaries have good and valid title to all real and personal property owned by them which is material to the business of the Company and the Subsidiaries, in each case free and clear of all liens (except liens for taxes not yet due and payable), encumbrances and defects, except such as are described or reflected in the Final Memorandum (including the financial statements included therein), and such as do not materially interfere with the use made and proposed to be made for such property by the Company and the Subsidiaries, and except to the extent the failure to have such title or the existence of such liens, encumbrances and defects would not reasonably be expected to have a Material Adverse Effect; and any material real property held under lease by the Company and the Subsidiaries are held by them under valid and binding leases.

          (q) The Company and the Subsidiaries own or possess all right, title and interest in and to, or have duly licensed from third parties, all patents, patent rights, trade secrets, inventions, know-how, trademarks, trade names, copyrights, service marks and other proprietary rights (collectively, "Trade Rights"), if any, that are material to the business of the Company and the Subsidiaries, taken as a whole; neither the Company nor any of the Subsidiaries have received any notice of infringement, misappropriation or conflict from any third party as to such material Trade Rights that has not been resolved or disposed of and, to the knowledge of the Company, neither the Company nor any of the Subsidiaries has infringed, misappropriated or otherwise conflicted with the material Trade Rights of any third parties, except for such infringements, misappropriations or conflicts as, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          (r) The Company and each of the Subsidiaries are insured by insurers against such losses and risks and in such amounts as the Company believes are appropriate for the business in which they are engaged.

          (s) The Company confirms that as of the date hereof is in compliance with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

          (t) Subsequent to the date as of which information is given in the Final Memorandum, and except as contemplated by the Final Memorandum, the Company and the Subsidiaries, taken as a whole, have not incurred any material liabilities or obligations, direct or contingent, nor entered into any material transactions not in the ordinary course of business and there has not been any material adverse change in their condition (financial or otherwise) or results of operations nor any material adverse change in their capital stock, short-term or long-term debt.

          (u) No labor dispute with the employees of the Company or any of the Subsidiaries exists or, to the Company's knowledge, is threatened or imminent that could reasonably be expected to result in Material Adverse Effect, except as described in or contemplated by the Final Memorandum.

          (v) Each of the Indenture, the Notes, the Guarantees and the Registration Rights Agreement conforms in all material respects to the description thereof in the Final Memorandum.

          (w) The consolidated financial statements of the Company together with the related notes and schedules thereto included in the Final Memorandum present fairly in all material respects the consolidated financial position, results of operations and cash flows of the Company at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated in the Final Memorandum. The summary and selected financial and statistical data included in the Final Memorandum present fairly in all material respects the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein, except as otherwise stated therein. Ernst & Young LLP is an independent public accounting firm as required by the Act and the rules and regulations thereunder.

          (x) (i) The pro forma financial statements (including the notes thereto) included in the Final Memorandum (A) have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements (except with respect to the financial information for the twelve months ended March 31, 1998 contained under the heading "Summary Consolidated Financial and Operating Data" in the Offering Memorandum) and (B) have been properly computed on the bases described therein, and (ii) the assumptions used in the preparation of the pro forma financial statements included in the Final Memorandum are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

          (y) The issuance or sale of the Securities in the manner contemplated by the Final Memorandum will not violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

          (z) No holder of securities of the Company (other than the Registrable Notes (as defined in the Registration Rights Agreement)) will be entitled to have such securities registered under the registration statements required to be filed by the Company pursuant to the Registration Rights Agreement other than as expressly permitted thereby.

          (aa) Neither the Company nor any of the Subsidiaries nor any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any "security" (as defined in the Act) which is or reasonably could be integrated with the sale of the Securities in a manner that would require the registration under the Act of the Securities or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

          (ab) Assuming (i) the representations and warranties of the Initial Purchasers in Section 8 hereof are true and correct, (ii) compliance by the Initial Purchasers with the offering and transfer restrictions described in the Final Memorandum and (iii) the accuracy of the representations, warranties and agreements of each of the purchasers to whom the Initial Purchasers initially resells the Notes in compliance with Section 8 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement to register any of the Securities under the Act or to qualify the Indenture under the TIA.

          (ac) No securities of the Company are of the same class (within the meaning of Rule 144A under the Act) as the Securities and listed on a national securities exchange, registered under Section 12 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

          (ad) Neither the Company nor any of the Subsidiaries has taken, nor will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities.

          (ae) Neither the Company nor any of the Subsidiaries, nor any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the
     Act) or any person acting on any of its behalf (other than the Initial Purchasers as to which the Company and the Subsidiaries make no representation) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Act ("Regulation S")) with respect to
                                                ------------
     the Securities; the Company and its respective Affiliates and any person acting on any of its behalf (other than the Initial Purchasers as to which the Company and the Subsidiaries make no representation) have complied with the offering restrictions requirement of Regulation S.

          Any certificate signed by any officer of the Company or any of the Subsidiaries and delivered to any Initial Purchaser or to counsel for the Initial Purchasers shall be deemed a joint and several representation and warranty by the Company and each of the Subsidiaries to each Initial Purchaser as to the matters covered thereby.

          3.  Purchase, Sale and Delivery of the Securities.  On the basis of
              ---------------------------------------------
the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, Company and the Guarantors agree to issue and sell to the Initial Purchasers, and the Initial Purchasers agree severally, but not jointly, to purchase, the principal amount of Securities set forth opposite such Initial Purchaser's name on Schedule I hereto, at 97.25% of their principal amount.

          One or more certificates in definitive form for the Securities that the Initial Purchasers have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchasers request upon notice to the Company at least 48 hours prior to the Closing Date, shall be delivered by or on behalf of the Company to the Initial Purchasers, against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer of immediately available funds payable to such account or account as the Company shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. Such delivery of and payment for the Securities shall be made at the offices of Latham & Watkins, 633 W. 5th Street, Los Angeles, California, at 7:00 A.M., Los Angeles time, on May 13, 1998, or at such other place, time or date as the Initial Purchasers and the Company may agree upon, such time and date of delivery against payment being herein referred to as the "Closing Date." The Company will make such certificate or certificates for the Securities available for checking and packaging by the Initial Purchasers at the offices of BT Alex. Brown Incorporated in New York, New York or such other place as BT Alex. Brown Incorporated may designate, at least 24 hours prior to the Closing Date.

          4.  Offering by the Initial Purchasers.  The Initial Purchasers
              ----------------------------------
propose to make an offering of the Securities at the price and upon the terms set forth in the Final Memorandum as soon as practicable after this Agreement is entered into and as in the sole judgment of the Initial Purchasers is advisable.

          5.  Covenants of the Company.  The Company and the Guarantors covenant
              ------------------------
and agree with each of the Initial Purchasers that:

          (a) The Company will not amend or supplement the Final Memorandum or any amendment or supplement thereto of which the Initial Purchasers and counsel to the Initial Purchasers shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchasers shall not have given their consent, which consent shall not be unreasonably withheld. The Company will promptly, upon the reasonable request of the Initial Purchasers or counsel for the Initial Purchasers, make any amendments or supplements to the Preliminary Memorandum or the Final Memorandum that may be necessary or advisable in connection with the resale of the Securities by the Initial Purchasers.

          (b) The Company and the Guarantors will cooperate with the Initial Purchasers in arranging for the qualification of the Securities for offering and sale under the securities or "Blue Sky" laws of such jurisdictions as the Initial Purchasers may designate and will continue such qualification in effect for as long as may be necessary to complete the resale of the Securities by the Initial Purchasers; provided, however, that in connection therewith the Company
                 --------  -------
     shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject the Company to any tax in any such jurisdiction where it is not then so subject.

          (c) If, at any time prior to the completion of the distribution by the Initial Purchasers of the Notes, any event occurs or information becomes known as a result of which the Final Memorandum as then amended or supplemented would include an untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Final Memorandum in order to comply with applicable law, the Company will promptly notify the Initial Purchasers thereof and will prepare, at the Company's expense, an amendment to the Final Memorandum that corrects such statement or omission or effects such compliance.

          (d) The Company will, without charge, provide to the Initial Purchasers and to counsel for the Initial Purchasers as many copies of the Preliminary Memorandum and the Final Memorandum or any amendment or supplement thereto as the Initial Purchasers may reasonably request.

          (e) The Company will apply the net proceeds from the sale of the Securities substantially as set forth under "Use of Proceeds" in the Final Memorandum.

          (f) For so long as any Securities remain outstanding, the Company will furnish to the Initial Purchasers copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee or the holders of the Securities and, as soon as available, upon request, copies of any reports or financial statements furnished to or filed by the Company with the Commission or any national securities exchange on which any class of securities of the Company may be listed.

          (g) None of the Company, the Guarantors nor any of its respective Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) that could be integrated with the sale of the Securities in a manner that would require the registration under the Act of the Securities.

          (h) Neither the Company nor any Guarantor will, nor will the Company permit any of the Subsidiaries to, engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

          (i) For so long as any of the Securities remain outstanding, the Company will make available, upon request, to any holder of such Securities and any prospective purchaser thereof the information specified in Rule 144A(d)(4) under the Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

          (j) Each of the Company and the Guarantors will use its best efforts to (i) permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. (the "NASD") relating to trading in the Private Offerings, Resales and Trading through Automated Linkages market (the "PORTAL Market") and (ii) permit the Securities to be eligible
                  -------------
     for clearance and settlement through The Depository Trust Company.

          (k) In connection with any Notes offered and sold in an offshore transaction (as defined in Regulation S), the Company will not register any transfer of such Notes not made in accordance with the provisions of Regulation S and will not, except in accordance with the provisions of Regulation S, if applicable, issue any such Notes in the form of definitive securities.

          6.  Expenses.  The Company agrees to pay all costs and expenses
              --------
incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 11 hereof, including all costs and expenses incident to: (i) the printing, word processing or other production of documents with respect to such transactions, including any costs of printing the Preliminary Memorandum and the Final Memorandum and any amendments or supplements thereto, and any "Blue Sky" memoranda, (ii) all arrangements relating to the delivery to the Initial Purchasers of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company (but not of the Initial Purchasers), (iv) the preparation (including printing), issuance and delivery to the Initial Purchasers of any certificates evidencing the Securities, (v) the qualification of the Securities under state securities and "Blue Sky" laws, including filing fees and reasonable fees and disbursements of counsel for the Initial Purchasers relating thereto, (vi) the expenses of the Company in connection with any meetings with prospective investors in the Securities; provided, that 100% of the costs and expenses relating to the use of a corporate jet in connection with travel to any such meetings shall be paid by the Initial Purchasers, (vii) the fees and expenses of the Trustee, including fees and expenses of its counsel, and (viii) all expenses and listing fees incurred in connection with the application for quotation of the Securities on the PORTAL Market and (ix) any fees charged by investment rating agencies for the rating of the Securities. If the issuance and sale of the Securities provided for herein is not consummated because any condition to the obligation of the Initial Purchasers set forth in Section 7 hereof is not satisfied, because this Agreement is terminated pursuant to Section 11(a)(i) or 11(a)(v) hereof or because of any failure, refusal or inability on the part of the Company or any Guarantor to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder (other than solely by reason of a default by the Initial Purchasers of their obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the

Company will promptly reimburse the Initial Purchasers upon demand for all reasonable out-of-pocket expenses (including reasonable fees, disbursements and charges of Simpson Thacher & Bartlett, counsel for the Initial Purchasers) that shall have been incurred by the Initial Purchasers in connection with the proposed purchase and sale of the Securities.

          7.  Conditions of the Initial Purchasers' Obligations.  The several
              -------------------------------------------------
obligations of the Initial Purchasers to purchase and pay for the Securities shall, in their sole discretion, be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

          (a) On the Closing Date, the Initial Purchasers shall have received the opinion, dated as of the Closing Date and addressed to the Initial Purchasers, of Latham & Watkins, counsel for the Company, in form and substance satisfactory to counsel for the Initial Purchasers, to the effect that:

          (i) The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and to conduct its business as described in the Final Memorandum. Based solely on certificates from public officials, such counsel confirms that the Company is qualified to do business in the State of Arizona.

          (ii) RSC Holdings Inc., a Delaware corporation, RSC Acquisition Corp., a Delaware corporation, RSC Industrial Corporation, a Delaware corporation, RSC Duval Inc., a Delaware corporation, and RSC Rents, Inc., a California corporation (collectively, the "Identified Subsidiaries" and each an "Identified Subsidiary"), have each been duly incorporated and are validly existing and in good standing under the laws of the States of Delaware or California, as applicable; and, based solely on certificates from public officials, such counsel confirms that each of the Identified Subsidiaries is qualified to do business in the state or states indicated in Schedule A to such opinion.

          (iii) The Company has the authorized capitalization as set forth in the Final Memorandum. The issued and outstanding shares of capital stock of each Identified Subsidiary are as set forth in Schedule B to such opinion (the "Identified Subsidiary Shares"). The issued and outstanding shares of capital stock of each of RSC Alabama, Inc., an Alabama corporation, RSC Center, Inc., a Texas corporation, and Walker Jones Equipment, Inc., a Mississippi corporation (the "Foreign Subsidiaries" and collectively with the Identified Subsidiaries, the "Subsidiaries") are as set forth in Schedule C to such opinion (collectively with the Identified Subsidiary Shares, the "Subsidiary Shares"). The Identified Subsidiary Shares have been duly authorized, validly issued and are fully paid and nonassessable. Except as disclosed in the Final Memorandum, the Company or a wholly-owned subsidiary of the Company owns of record all of the Subsidiary Shares, to our knowledge, free and clear of any adverse claim (as defined in Section 8-302 of the New York Uniform Commercial Code (the "UCC")).

          (iv) The Indenture has been duly authorized, executed and delivered by each of the Company and the Identified Subsidiaries and (assuming due authorization, execution and delivery by the Trustee and each of the Foreign Subsidiaries) is the legally valid and binding agreement of each of the Company and the Subsidiaries, enforceable against the Company and the Subsidiaries in accordance with its terms.

          (v) The Notes, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

          (vi) The Guarantees of the Identified Subsidiaries have been duly authorized by each of the Identified Subsidiaries, and (a) when executed in accordance with the terms of the Indenture, (b) upon due execution, authentication and delivery of the Notes and upon payment therefor and (c) assuming due authorization, execution and delivery by the Foreign Subsidiaries, will be legally, valid and binding obligations of the Subsidiaries, enforceable against the Subsidiaries in accordance with their terms.

          (vii) The Exchange Notes and the Private Exchange Notes have been duly authorized by the Company.

          (viii) The Registration Rights Agreement has been duly authorized, executed and delivered by each of the Company and the Identified Subsidiaries and (assuming due authorization, execution and delivery by the Foreign Subsidiaries) is the legally valid and binding agreement of the each of the Company and the Subsidiaries, enforceable against the Company and the Subsidiaries, in accordance with its terms.

          (ix) The Purchase Agreement has been duly authorized, executed and delivered by the Company and the Identified Subsidiaries.

          (x) The statements under the headings "Capitalization", "Description of Notes", and "Exchange Offer; Registration Rights" in the Offering Memorandum, insofar as such statements constitute a summary of the terms of the Company's capital stock, legal matters or documents referred to therein, are accurate in all material respects.

          (xi) To such counsel's knowledge, no legal or governmental proceedings have been filed in any Delaware, New York or federal court to which the Company or any of the Subsidiaries is a party or to which any of the properties of the Company or any of the Subsidiaries is subject which would be required under the Act to be described in a registration statement or in a prospectus and are not so described.

          (xii) The execution of the Purchase Agreement, the Indenture, and the Registration Rights Agreement and the issuance of the Notes by the Company pursuant to the Purchase Agreement do not (i) result in a breach of or a default under any agreement, franchise, license, indenture, mortgage, deed of trust, or other instrument of the Company or any of the Subsidiaries or by which the property of any of them is bound, which has been identified to such counsel in writing by an officer of the Company and which would be required to be filed as an exhibit to a registration statement on Form S-1 under the Act; (ii) violate the Company's Amended Certificate of Incorporation or Amended and Restated Bylaws, the Certificate of Incorporation and Bylaws of any Identified Subsidiary or the DGCL or (iii) violate any federal or New York statute, rule or regulation known to such counsel to be applicable to the Company or any Subsidiary (other than federal and state securities laws, as to which such counsel need express no opinion except as set forth in (xv) below).

          (xiii) To such counsel's knowledge, no consent, approval, authorization or order of, or filing with, any federal or New York or Delaware court or governmental agency or body is required for the consummation of the issuance and sale of the Notes by the Company and the issuance of the Guarantees by the Guarantors pursuant to the Purchase Agreement, except such as have been obtained under the federal securities laws and such as may be required under state securities laws in connection with the purchase and distribution of such Notes by you.

          (xiv) The Company is not, and after giving effect to the offering of the Notes and the application of the proceeds thereof as described in the Final Memorandum, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (xv) No registration of the Notes or the Guarantees under the Act, and no qualification of the Indenture under the Trust Indenture Act, is required for the purchase of the Notes by you or the initial resale of the Notes by you to eligible purchasers, in each case, in the manner contemplated by the Purchase Agreement. Such counsel need express no opinion, however, as to when or under what circumstances any Notes initially sold by you may be reoffered or resold. With your permission, for purposes of the opinions rendered in this paragraph
          (xv), such counsel may assume that the representations and agreements of each of the Initial Purchasers and the Company contained in the Purchase Agreement are accurate and have been and will be complied with.

          (xvi) Neither the sale, issuance, execution or delivery of the Notes will violate Regulation G, T (assuming that you do not sell the Notes to any person or entity subject to Regulation T for such person's or entity's own account), U or X of the Board of Governors of the Federal Reserve System.

               At the time the foregoing opinion is delivered, such counsel shall additionally state that it has participated in conferences with officers and other representatives of the Company and the Subsidiaries, representatives of the independent public accountants for the Company and the Subsidiaries, and your representatives, at which the contents of the Final Memorandum and related matters were discussed and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Final Memorandum (except to the extent set forth in paragraph (x) hereof) and have not made any independent check or verification thereof, during the course of such participation, no facts came to such counsel's attention that caused such counsel to believe that the Final Memorandum, as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that such counsel need express no belief with respect to the financial statements or other financial data included in the Final Memorandum.

          (b) On the Closing Date, the Initial Purchasers shall have received the opinions, dated as of the Closing Date and addressed to the Initial Purchasers, of Capell, Howard, Knabe & Cobbs, P.A., Watkins Ludlam & Stennis, P.A., and Andrews & Kurth, L.L.P., local counsel to the Company, in form and substance satisfactory to counsel for the Initial Purchasers, to the effect that:



          (i) The Foreign Subsidiaries have each been duly incorporated and are validly existing and in good standing under the laws of the States of their incorporation and, based solely on certificates from public officials, such counsel confirms that each of the Foreign Subsidiaries is qualified to do business in the state or states indicated in Schedule A to such opinion.

          (ii) The issued and outstanding shares of capital stock of each of the Foreign Subsidiaries has been duly authorized, validly issued and are fully paid and nonassessable.

          (iii) The Indenture has been duly authorized, executed and delivered by each of the Foreign Subsidiaries.

          (iv) The Guarantees of the Foreign Subsidiaries have been duly authorized by each of the Foreign Subsidiaries.

          (v) The Registration Rights Agreement has been duly authorized, executed and delivered by each of the Foreign Subsidiaries.

          (vi) The Purchase Agreement has been duly authorized, executed and delivered by each of the Foreign Subsidiaries.

          (vii) The execution of the Purchase Agreement, the Indenture, and the Registration Rights Agreement and the issuance of the Guarantees by the Foreign Subsidiaries do not (i) violate the Certificate of Incorporation or Bylaws of any Foreign Subsidiary or the laws of its respective jurisdiction of incorporation or (ii) violate any other statute, rule or regulation known to such counsel to be applicable to any Foreign Subsidiary (other than federal and state securities laws, as to which such counsel need express no opinion).

          (c) The Initial Purchasers shall have received an opinion, dated the Closing Date, of Simpson Thacher & Bartlett, counsel for the Initial Purchasers, with respect to certain legal matters relating to this Agreement, and such other related matters as the Initial Purchasers may reasonably require. In rendering such opinion, Simpson Thacher & Bartlett shall have received and may rely upon such certificates and other documents and information as they may reasonably request to pass upon such matters.

          (d) The Initial Purchasers shall have received "comfort letters" from Ernst & Young LLP, independent public accountants for the Company, dated the date hereof and the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers and counsel for the Initial Purchasers.

          (e) The representations and warranties of the Company and the Guarantors contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date; each of the Company and the Guarantors shall have performed in all material respects all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and, except as set forth in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof) subsequent to the date of the most recent financial statements in such Final Memorandum, there shall have been no event or development that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

          (f) The issuance and sale of the Securities pursuant to this Agreement shall not be enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued or any action, suit or proceeding shall have been commenced by any governmental authority with respect to this Agreement before any court or governmental authority.

          (g) The Initial Purchasers shall have received certificates, dated the Closing Date, signed on behalf of the Company by a Senior Vice President and its Secretary to the effect that:

               (i) The representations and warranties of the Company and the Guarantors in this Agreement are true and correct in all material respects as if made on and as of the Closing Date, and each of the Company and the

          Guarantors has performed in all material respects all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

               (ii) At the Closing Date, since the date hereof or since the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), no event or events have occurred, no information has become known nor does any condition exist that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect; and

               (iii) The sale of the Securities hereunder has not been enjoined (temporarily or permanently).

          (h) On the Closing Date, the Initial Purchasers shall have received the Registration Rights Agreement executed by the Company and the Guarantors and such agreement shall be in full force and effect at all times from and after the Closing Date.

          (i) The Indenture shall have been duly executed and delivered by the Company and the Trustee, and the Notes and the Guarantees shall have been duly executed by the Company and the Guarantors, respectively, and the Notes shall have been duly authenticated by the Trustee.

          (j) The Company and the Subsidiaries party thereto shall have amended the existing bank credit facility in the manner described in the Final Memorandum.

          (k) On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such further documents, certificates and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company and the Guarantors as they shall have heretofore reasonably requested from the Company and the Guarantors.

          All such documents, opinions, certificates and schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchasers and counsel for the Initial Purchasers. The Company shall furnish to the Initial Purchasers such conformed copies of such documents, opinions, certificates and schedules or instruments in such quantities as the Initial Purchasers shall reasonably request.

          8.  Offering of Securities; Restrictions on Transfer.  Each of the
              ------------------------------------------------
Initial Purchasers represents and warrants (as to itself only) that it is a QIB. Each Initial Purchaser agrees with the Company (as to itself only) that (i) it has not and will not solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act; and (ii) it has and will solicit offers for the Securities only from, and will offer the Securities only to (A) in the case of offers inside the United States, persons whom the Initial Purchasers reasonably believe to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchasers that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A and (B) in the case of offers outside the United States to persons other than U.S. persons ("foreign Purchaser," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)); provided,
                                                                      --------
however, that in the case of this clause (B), in purchasing such Securities
-------
such persons are deemed to have represented and agreed as provided under the caption "Transfer Restrictions" contained in the Final Memorandum.

          9.  Indemnification and Contribution.  (a) The Company and the
              --------------------------------
Guarantors agree, jointly and severally, to indemnify and hold harmless each Initial Purchaser and the affiliates, directors, officers, agents, representatives and employees of each Initial Purchaser, and each other person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several to which each Initial Purchaser or any such affiliate, director, officer, agent, representative, employee or controlling person may become subject under the Act, the Exchange Act or otherwise insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

          (i) any untrue statement or alleged untrue statement of any material fact contained in (A) any Memorandum or any amendment or supplement thereto or (B) any application or other document, or any amendment or supplement thereto, executed by the Company or any Guarantor or based upon written information furnished by or on behalf of the Company or any Guarantor filed in any jurisdiction in order to qualify the Securities under the securities or "Blue Sky" laws thereof or filed with any securities association or securities exchange (each, an "Application"); or
                                    -----------

          (ii) the omission or alleged omission to state, in any Memorandum or any amendment or supplement thereto, or any Application, a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse, as incurred, the Initial Purchasers and each such affiliate, director, officer, agent and employee and each such controlling person for any reasonable legal or other expenses reasonably incurred by the Initial Purchasers, such affiliate, director, officer, agent, representative or employee or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Company and the
                             --------  -------
Guarantors will not be liable (i) in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Memorandum or any amendment or supplement thereto, or any Application, in reliance upon and in conformity with written information furnished to the Company by the Initial Purchasers specifically for use therein or (ii) with respect to the Preliminary Memorandum, to the extent that any such loss, claim, damage or liability arises solely from the fact that the Initial Purchasers sold Securities to a person to whom there was not sent or given a copy of the Final Memorandum (as amended or supplemented) at or prior to the written confirmation of such sale if the Company shall have previously furnished copies thereof to the Initial Purchasers in accordance with Section 5(d) hereof and the Final Memorandum (as amended or supplemented) would have corrected any such untrue statement or omission. This indemnity agreement will be in addition to any liability that the Company and the Guarantors may otherwise have to the indemnified parties. The Company and the Guarantors shall not be liable under this Section 9 for any settlement of any claim or action effected without its prior written consent, which consent shall not be unreasonably withheld or delayed.

          The Initial Purchasers shall not, without the prior written consent of the Company and the Guarantors, effect any settlement or compromise of any pending or threatened proceeding in respect of which the Company and the Guarantors are or could have been a party, or indemnity could have been sought hereunder by the Company and the Guarantors, unless such settlement (A) includes an unconditional written release of the Company and the Guarantors, in form and substance reasonably satisfactory to the Company and the Guarantors, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the Company or the Guarantors.

          (b) The Initial Purchasers, severally and not jointly, agree to indemnify and hold harmless the Company and each of the Guarantors, their respective affiliates, directors, officers, agents, representatives and employees and each other person, if any, who controls the Company and the Guarantors within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company or any Guarantor or any such affiliate, director, officer, agent, representative, employee or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendments or supplement thereto, or any Application or
(ii) the omission or the alleged omission to state therein a material fact required to be stated in any Memorandum or any amendment or supplement thereto or any Application, or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchasers furnished to the Company by the Initial Purchasers specifically for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any reasonable legal or other expenses reasonably incurred by the Company or any Guarantor or any such affiliate, director, officer, agent, representative, employee or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that the Initial Purchasers may otherwise have to the indemnified parties. No Initial Purchaser shall be liable under this Section 9 for any settlement of any claim or action effected without its consent, which consent shall not be unreasonably withheld or delayed.

          The Company and the Guarantors shall not, without the prior written consent of the Initial Purchasers, effect any settlement or compromise of any pending or threatened proceeding in respect of which any Initial Purchaser is or could have been a party, or indemnity could have been sought hereunder by any Initial Purchaser, unless such settlement (A) includes an unconditional written release of the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Initial Purchaser.

          (c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 9, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under subsection (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in subsections (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying
--------  -------
party to represent the indemnified party would present such counsel with a conflict of interest and such counsel has stated in writing that such conflict exists, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchasers in the case subsection (a) of this Section 9 or the Company in the case of subsection (b) of this Section 9, representing the indemnified parties under such subsection (a) or subsection (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 9, in which case the indemnified party may effect such a settlement without such consent.

          (d) In circumstances in which the indemnity agreement provided for in the preceding subsections of this Section 9 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company and the Guarantors on the one hand and any Initial Purchaser on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Initial Purchasers. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors on the one hand, or any Initial Purchaser on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this subsection (d). Notwithstanding any other provision of this subsection (d), no Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this subsection
(d), each affiliate, director, officer, agent, representative and employee of each Initial Purchaser and each person, if any, who controls each Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each affiliate, director, officer, agent, representative and employee of the Company and the Guarantors and each person, if any, who controls the Company or an Guarantor within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, shall have the same rights to contribution as the Company and the Guarantors.

          10.  Survival Clause.  The respective representations, warranties,
               ---------------
agreements, covenants, indemnities and other statements of the Company, the Guarantors, its officers and the Initial Purchasers set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, the Guarantors, any of its officers or directors, any Initial Purchaser or any controlling person referred to in Section 9 hereof and
(ii) delivery of and payment for the Securities. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 9 and 15 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

          11.  Termination.  a.  This Agreement may be terminated in the sole
               -----------
discretion of the Initial Purchasers by notice to the Company given prior to the Closing Date in the event that the Company or any of the Guarantors shall have failed, refused or been unable to perform, in all material respects, all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date:

          (i) either (x) the Company or any Guarantor shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Initial Purchasers, has had or has a Material Adverse Effect or (y) there shall have been, in the sole judgment of the Initial Purchasers, any event or development that, individually or in the aggregate, has or would reasonably be expected to have a Material Adverse Effect (including without limitation a change in control of the Company that has or would reasonably be expected to have a Material Adverse Effect), except in each case as described in the Final Memorandum (exclusive of any amendment or supplement thereto);

          (ii) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market shall have been suspended or maximum or minimum prices shall have been established on any such exchange or market;

          (iii) a banking moratorium shall have been declared by New York or United States authorities;

          (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency or (C) any material change in the financial markets of the United States that, in the case of (A), (B) or (C) above and in the sole judgment of the Initial Purchasers, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities as contemplated by the Final Memorandum; or

          (v) any securities of the Company shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

          (b) Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in
Section 10 hereof.

          12.   Information Supplied by the Initial Purchasers.  The statements
                ----------------------------------------------
set forth in the last paragraph of the cover page, the stabilization legend on page (i), the first, third and fourth paragraph, the third, fourth and fifth sentences of the sixth paragraph and the seventh paragraph of the section entitled "Private Placement" constitute the only information furnished by the Initial Purchasers to the Company for the purposes of Sections 2(a) and 9 hereof.

          13.   Notices.  All communications hereunder shall be in writing and,
                -------
if sent to the Initial Purchasers, shall be mailed or delivered or telecopied and confirmed in writing to BT Alex. Brown Incorporated, One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006, Attention: Corporate Finance Department, and if sent to the Company or the Guarantors, shall be mailed, delivered or telecopied and confirmed in writing to the Company at: 6929
E. Greenway Park, Suite 200, Scottsdale, Arizona 85254, Attention: President.

          14.   Successors.  This Agreement shall inure to the benefit of and be
                ----------
binding upon the Initial Purchasers, the Company, the Guarantors and its respective successors, assigns and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the Initial Purchasers, the Company, the Guarantors and its respective successors, assigns and legal representatives and for the benefit of no other person except that (i) the indemnities of the Company and the Guarantors contained in Section 9 of this Agreement shall also be for the benefit of the affiliates, directors, officers, agents, representatives and employees of the Initial Purchasers and any person or persons who control the Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in
Section 9 of this Agreement shall also be for the benefit of the affiliates, directors, officers, agents, representatives and employees of the Company and the Guarantors and any person or persons who control the Company or any Guarantor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of any of the Securities from the Initial Purchasers will be deemed a successor or assigns because of such purchase.

          15.  APPLICABLE LAW.  THE VALIDITY AND INTERPRETATION OF THIS
               --------------
AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAW.

          16. Entire Agreement; Amendments And Waivers.  This Agreement
              ----------------------------------------
constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Initial Purchasers.

          17.  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company, the Guarantors and the Initial Purchasers.

                                    Very truly yours,

                                    RENTAL SERVICE CORPORATION

                                    By:  /s/ Robert M. Wilson
                                       -----------------------------------
                                       Name:   Robert M. Wilson
                                       Title:  Senior Vice President


                                    THE GUARANTORS:

                                    RSC ACQUISITION CORP.,
                                    RSC ALABAMA, INC.,
                                    RSC CENTER, INC.,
                                    RSC DUVAL, INC.,
                                    RSC HOLDINGS, INC.,
                                    RSC INDUSTRIAL CORPORATION,
                                    RSC RENTS, INC. and
                                    WALKER JONES EQUIPMENT, INC.

                                    By:  /s/ Robert M. Wilson
                                         ---------------------------------
                                         Name:   Robert M. Wilson
                                         Title:  Senior Vice President

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.


BT ALEX. BROWN INCORPORATED

By:  /s/ Michael R. Duckworth
     -----------------------------
     Name:   Michael R. Duckworth
     Title:  Managing Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:  /s/ Christopher G. Turner
     -----------------------------
     Name:   Christopher G. Turner
     Title:  Director

MORGAN STANLEY & CO. INCORPORATED

By:  /s/ Glenn R. Robson
     -----------------------------
     Name:   Glenn R. Robson
     Title:  Principal

WILLIAM BLAIR & COMPANY, L.L.C.

By:  /s/ David W. Morrison
     -----------------------------
     Name:   David W. Morrison
     Title:  Principal

                                                                       EXHIBIT A

                     Form of Registration Rights Agreement
                     -------------------------------------

                                   SCHEDULE I



INITIAL PURCHASER..........................PRINCIPAL AMOUNT OF NOTES


BT Alex. Brown Incorporated..........................   $120,000,000
Morgan Stanley & Co. Incorporated....................   $ 40,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated...   $ 30,000,000
William Blair & Company, LLC.........................   $ 10,000,000